EXHIBIT 4.2

                                                                  EXECUTION COPY

                          CUSTODY AND PLEDGE AGREEMENT

                  CUSTODY AND PLEDGE AGREEMENT, dated as of October 1, 1997 entered into among Nissan Auto Receivables Corporation, a Delaware corporation (the "Seller"), The Fuji Bank and Trust Company, as custodian (the "Custodian"), and The Fuji Bank and Trust Company, as trustee (the "Trustee").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, the Seller is a party to that certain Pooling and Servicing Agreement dated as of the date hereof, (the "Pooling and Servicing Agreement," and capitalized terms used herein not otherwise defined shall have the meanings assigned to them in the Pooling and Servicing Agreement), among the Seller, Nissan Motor Acceptance Corporation, as Servicer and in its individual capacity, and the Trustee, pursuant to which, among other things, the Certificates representing ownership interests in the Trust were issued;

                  WHEREAS, pursuant to the Pooling and Servicing Agreement, the Seller is required to establish a Class A Subordination Spread Account and a Class B Subordination Spread Account or otherwise make funds available to make payments to the holders of the Class A Certificates and Class B Certificates, respectively;

                  WHEREAS, the parties hereto desire to establish two separate trust accounts in order to effectuate and secure the obligations of the Seller as described in the Pooling and Servicing Agreement and as provided herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. OBLIGATION SECURED. In consideration of the purchase of the
                    ------------------
Certificates, the Seller agrees to cause payment of the Certificates from funds available in the Subordination Spread Accounts (as hereinafter defined) and from receipt of Excess Amounts and Recapture Amounts (as hereinafter defined), as and to the extent set forth herein. Such obligation is non-recourse in respect of the Seller, and recourse may only be had to the Subordination Spread Accounts, the Excess Amounts and the Recapture Amounts. Neither the Subordination Spread Accounts, the Excess Amounts nor the Recapture Amounts shall be part of the Trust.

         SECTION 2. PLEDGE. In order to validly perfect its pledge, Seller
                    ------
hereby conveys and transfers all of its right, title and interest in the Excess Amounts and in the distributions to which it is entitled to under Section 5.06 of the Pooling and Servicing Agreement as initial holder of the Class B Certificates (the "Recapture Amounts") to the Custodian for the benefit of the Certificateholders to have and to hold all such property in trust for the uses and purposes, and subject to the terms and provisions, set forth in Section 5, and grants to the Custodian for the benefit of the Certificateholders a first priority security interest in the Excess Amounts, the Recapture Amounts and any and all proceeds thereof. The Custodian hereby acknowledges such transfer and accepts the trust hereunder and shall hold and distribute the Excess Amounts, the Recapture Amounts and the proceeds thereof in accordance with the terms and provisions of Section 5. The Custodian shall possess all right, title and interest in and to all of the items from time that comprise the Excess Amounts and the Recapture Amounts and their proceeds. The Excess Amounts and the Recapture Amounts shall be under the sole dominion and control of the Custodian. Neither the Seller nor any Person or entity claiming by, through or under the Seller shall have any right, title or interest in, any control over the use of, or any right to withdraw from amounts from, the Excess Amounts or the Recapture Amounts. All Excess Amounts and Recapture Amounts shall be applied by the Custodian as specified in Section 5.

         SECTION 3. APPOINTMENT OF CUSTODIAN. The Trustee, with the consent of
                    ------------------------
the Seller, hereby appoints the Custodian as custodian for, and agent of, the Certificateholders to hold the property pledged and assigned hereunder and to maintain the Subordination Spread Accounts and the Custodian hereby accepts such appointment.

         SECTION 4. THE SUBORDINATION SPREAD ACCOUNTS. Upon the execution of
                    ---------------------------------
this Agreement by the parties hereto, there is hereby created (i) a trust account for the benefit of the Class A Certificateholders (the "Class A Subordination Spread Account") to include the money and other property deposited and held therein and (ii) a trust account for the benefit of the Class B Certificateholders (the "Class B Subordination Spread Account," and collectively with the Class A Subordination Spread Account, the "Subordination Spread Accounts") to include the money and other property deposited and held therein, each as described herein. On the date hereof, the Seller shall deposit the Subordination



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

Initial Deposit into the Class A Subordination Spread Account and the Class B Specified Subordination Spread Account Balance into the Class B Subordination Spread Account.

         SECTION 5.  ADDITIONAL PLEDGE OF DISTRIBUTIONS; ETC.
                     ---------------------------------------

                  (a) In order to provide for prompt payment to the Certificateholders and the Servicer, in accordance with Section 5.06(c) of the Pooling and Servicing Agreement, and to assure availability of the amounts maintained in the Subordination Spread Accounts, subject to the limitations set forth below, and solely for the purpose of providing for payment of the Class A Distributable Amount and the Class B Distributable Amount provided for in
Section 5.06 of the Pooling and Servicing Agreement and this Section 5, the Seller, on behalf of itself and its successors and assigns, hereby conveys and transfers to the Custodian and its successors and assigns (A) for the benefit of the Class A Certificateholders, (x) all of its right, title and interest in and to the Class A Subordination Spread Account, and all proceeds of the foregoing, including, without limitation, all amounts and investments held from time to time in the Class A Subordination Spread Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise); and (y) the Subordination Initial Deposit and all proceeds thereof and (B) for the benefit of the Class B Certificateholders, (x) all of its right, title and interest in and to the Class B Subordination Spread Account and all proceeds of the foregoing, including, without limitation, all amounts and investments held from time to time in the Class B Subordination Spread Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise); and (y) the Class B Specified Subordination Spread Account Balance, as the same may be adjusted from time to time in accordance with the terms of the Pooling and Servicing Agreement, and all proceeds, thereof (all of the foregoing described in clauses
(A) and (B), subject to the limitations set forth below, the "Subordination Spread Account Property"), to have and to hold all the aforesaid property, rights and privileges in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Section 5, and grants to the Custodian for the benefit of the Certificateholders a first priority security interest in the Subordination Spread Account Property and any and all proceeds thereof. The Custodian hereby acknowledges such transfer and accepts the



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

trust hereunder and shall hold and distribute the Subordination Spread Account Property in accordance with the terms and provisions of this Section 5.

                  (b) The Custodian shall release to the Trustee by 5:00 p.m. on the day preceding each Distribution Date (for deposit in the Certificate Account on such Distribution Date), from funds available in the Subordination Spread Accounts, if any, the amount required to be paid from the Class A Subordination Spread Account and the Class B Subordination Spread Account pursuant to Section
5.06 of the Pooling and Servicing Agreement.

                  (c) On each Distribution Date, if the amount of the respective Subordination Spread Accounts (after giving effect to all payments to be made from the Subordination Spread Accounts, in accordance with the Pooling and Servicing Agreement on such Distribution Date) is less than the Class A Specified Subordination Spread Account Balance or the Class B Specified Subordination Spread Account Balance, as the case may be, for such Distribution Date, the Trustee, after payment of any amounts required to be distributed to the Class A Certificateholders and the Servicer, shall withhold the Excess Amounts and the Recapture Amounts otherwise distributable to the Seller (in its individual capacity and as initial holder of the Class B Certificates), and not otherwise distributed to the Class A Certificateholders or the Servicer and shall deposit the Excess Amounts and the Recapture Amounts in the following order of priority: first, to the Class A Subordination Spread Account, until the amount on deposit therein equals the Class A Specified Subordination Spread Account Balance; second, from the Excess Amounts only, to the Class B Subordination Spread Account, until the amount on deposit therein equals the Class B Specified Subordination Spread Account Balance; and finally, to the Seller. If the amount of the Class A Subordination Spread Account (after taking into account any deposits and withdrawals therefrom on such Distribution Date in accordance with the Pooling and Servicing Agreement) is greater than the Class A Specified Subordination Spread Account Balance for such Distribution Date, the Custodian shall release and distribute the amount of such excess first, to the extent of any previously contributed and not yet recovered Recapture Amounts, to the holders of Class B Certificates, second to the Class B Subordination Spread Account until the amount on deposit therein equals the Class B Specified Subordination Spread Account Balance, and finally, to the Seller. Amounts



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

properly distributed to the Seller or the Class B Certificateholders pursuant to this Section 5(c) shall be deemed released from the trust and security interest established by this Agreement, and the Seller and the Class B Certificateholders shall in no event thereafter be required to refund any such distributed amounts.

                  (d) (i) Amounts held in the Class A Subordination Spread Account shall be invested in the manner specified in Section 5.01 of the Pooling and Servicing Agreement in the same manner as amounts in the Collection Account and Certificate Account are invested; provided however, that (A) if permitted by the rating agencies then rating the Certificates, monies on deposit in the Class A Subordination Spread Account may be invested in obligations or securities that mature later than the Business Day immediately preceding the next Distribution Date, and (B) such investments shall be made in accordance with written instructions from the Seller rather than the Servicer. Prior to the rating, if any, of the Class B Certificates by the rating agencies, amounts held in the Class B Subordination Spread Account shall be invested in the discretion of the Seller upon its written instructions. From and after the time, if any, that the Class B Certificates are rated, amounts held in the Class B Subordination Spread Account shall be invested in obligations or securities permitted by the rating agencies then rating such Class B Certificates, in accordance with the written instructions of the Seller. Such investments shall not be sold or disposed of prior to their respective maturities. All investments in the Subordination Spread Accounts shall be made in the name of the Custodian or its nominee and all income and gain realized thereon shall be solely for the benefit of the Seller and shall be payable by the Custodian to the Seller in accordance with subparagraph (iv) below.

                           (ii)     With respect to the Class A
Subordination Spread Account Property, the Seller, on behalf of itself and its successors and assigns, and the Custodian agree that:

                                    (A)     Any Subordination Spread Account
         Property that is held in deposit accounts shall be held solely in the name of the Custodian at one or more depository institutions. Each such deposit account shall be subject to the exclusive custody and control



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

         of the Custodian, and the Custodian shall have sole signature authority with respect thereto;

                                    (B)     Any Subordination Spread Account
         Property that constitutes physical property shall be delivered to the Custodian in accordance with paragraph (a) of the definition of "Delivery" contained in the Pooling and Servicing Agreement and shall be held, pending maturity or disposition, solely by the Custodian or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Custodian;

                                    (C)     Any Subordination Spread Account
         Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" contained in the Pooling and Servicing Agreement and shall be maintained by the Custodian, pending maturity or disposition, through continued book-entry registration of such Subordination Spread Account Property as described in such paragraph; and

                                    (D)     Any Subordination Spread Account
         Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Custodian in accordance with paragraph (c) of the definition of "Delivery" contained in the Pooling and Servicing Agreement and shall be maintained by the Custodian, pending maturity or disposition, through continued registration of the Custodian's (or its nominee's) ownership of such security.

                  Effective upon Delivery of any Subordination Spread Account Property in the form of physical property, book-entry securities or uncertificated securities, the Custodian shall be deemed to have purchased such Subordination Spread Account Property for value, in good faith, and without notice of any adverse claim thereto.

                           (iii) Each of the Seller and the Servicer
agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements) as may be determined to be necessary in order to perfect the interests



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

created by this Section 5 and otherwise fully to effectuate the purposes, terms and conditions of this Agreement. The Seller shall:

                                    (A)     promptly execute, deliver and file
         any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Custodian's security interest; and

                                    (B)     make the necessary filings of
         financing statements or amendments thereto within five (5) days after the occurrence of any of the following: (1) any change in its corporate name or any trade name; (2) any change in the location of its chief executive office or principal place of business; or (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Custodian of any such filings.

                           (iv)     Investment earnings attributable to the
Subordination Spread Account Property and proceeds therefrom shall be held by the Custodian for the benefit of the Seller with respect to the Subordination Initial Deposit and the Excess Amounts and the Class B Certificateholders with respect to Recapture Amounts, and shall be allocated monthly on a pro rata basis. Subject to the immediately preceding sentence, investment earnings attributable to the Subordination Spread Account Property shall not be subject to any claims or rights of the Certificateholders or the Servicer. The Custodian shall cause all investment earnings attributable to the Subordination Spread Accounts to be distributed on each Distribution Date to the Seller or the Class B Certificateholders, as the case may be. Realized losses, if any, on investment of the Subordination Spread Account Property shall be charged first against undistributed investment earnings attributable to the Subordination Spread Account Property and then against the Subordination Spread Account Property.

                           (v)      The Custodian shall not enter into any
subordination or intercreditor agreement with respect to the Subordination Spread Account Property.

                  (e) If the Servicer pursuant to Section 5.04 of the Pooling and Servicing Agreement is required to make an



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

Advance with respect to any Distribution Date and does not do so from its own funds, the Custodian shall withdraw funds from the Class A Subordination Spread Account and remit them to the Trustee to cover any shortfall. Such payment shall be deemed to have been made by the Servicer pursuant to Section 5.04 of the Pooling and Servicing Agreement for purposes of making distributions pursuant to this Agreement, but shall not otherwise satisfy the Servicer's obligation to deliver the amount of the Advances to the Custodian, and the Servicer shall within two Business Days replace any funds in the Class A Subordination Spread Account so used.

         SECTION 6. INDEMNITY; SUCCESSOR CUSTODIAN; ETC. The Custodian shall be
                    -----------------------------------
entitled to, and is hereby granted, immunities, indemnities, exculpations and protections of the same scope and extent as those provided to the Trustee pursuant to the Pooling and Servicing Agreement as if no Event of Default has occurred and is continuing. If the Trustee shall resign or be removed pursuant to Section 11.10 of the Pooling and Servicing Agreement, the Custodian shall be released from its duties hereunder and the successor Trustee shall appoint a new Custodian or assume the duties and the responsibilities of the Custodian hereunder. The Custodian shall not otherwise resign without the consent of the Trustee and the Servicer.

         SECTION 7. TERMINATION. This Agreement shall terminate concurrently
                    -----------
upon the earlier of payment in full of the Certificates and the termination of the Pooling and Servicing Agreement pursuant to Article XII of the Pooling and Servicing Agreement. Upon such termination, all Excess Amounts and Recapture Amounts in the Subordination Spread Accounts and the Certificate Account shall be distributed first, to the extent of any previously contributed and not yet recovered Recapture Amounts, to the holders of Class B Certificates, and any remaining amounts to the Seller, and all such distributed amounts shall be released from the liens of this Agreement and the trusts created hereunder.

         SECTION 8. ASSIGNMENT. Notwithstanding anything to the contrary
                    ----------
contained herein, except as provided in Section 6 hereof and in the Pooling and Servicing Agreement, neither this Agreement nor any of the rights or obligations hereunder may be assigned.

         SECTION 9.  SUBSTITUTION OF COLLATERAL.  The Custodian shall release
                     --------------------------
and deliver to the Seller or the Class B Certificateholders, as the case may be, the Subordination



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

Initial Deposit, the Excess Amounts or the Recapture Amounts upon delivery to the Custodian of substitute collateral, provided that the Seller or the Class B Certificateholders, as the case may be, at such party's own expense, shall have provided the Custodian with a letter (in form and substance reasonably acceptable to the Trustee) from each rating agency which has an outstanding rating on the Certificates and which was requested by the Seller or an affiliate to rate such Certificates to the effect that the substitution of the substitute collateral for the Subordination Initial Deposit, the Excess Amounts or the Recapture Amounts, as the case may be, will not cause such rating agency to downgrade or withdraw the rating then assigned to such Certificates.

         SECTION 10. FEES. Other than the fees that the Custodian, in its
                     ----
capacity as Trustee, will receive pursuant to the Pooling and Servicing Agreement, the Custodian will not be paid any additional fees for its duties hereunder; provided that, if at any time the Custodian is a different corporate entity than the Trustee, the Trustee shall pay to the Custodian such custodial fee as to which the Trustee and the Custodian shall separately agree. In no event shall such fee be paid from the Subordination Spread Accounts.

         SECTION 11. TAXES. It is the intent of the parties that the
                     -----
Subordination Spread Account Property be treated as property of the Seller or, if the Class B Certificates are transferred by the Seller, by the Seller and the transferee thereof in direct proportion to their respective contributions of such property, for all federal, state and local income and franchise tax purposes. The provisions of this Agreement should be interpreted accordingly. Further, the Seller (and any such transferee) shall include all income earned on the Subordination Spread Accounts and from any and all Subordination Spread Account Property in its (or their) gross income, pro rata, for all such tax purposes.

         SECTION 12. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and
                     ------------------------------
no delay in exercising, on the part of the Custodian or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.



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

         SECTION 13. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the
                     -------------------------
benefit of and be binding upon the parties hereto, the Certificateholders, the Trustee, the Servicer and their respective successors and permitted assigns. Except as otherwise provided in this Section, no other Person will have any right or obligation hereunder.

         SECTION 14. AMENDMENTS, ETC. No amendment or waiver of any provision of
                     ---------------
this Agreement, and no consent to any departure by the Seller herefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, the Custodian and the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement may be amended from time to time by the Seller, the Trustee and the Custodian, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provision in the Agreement which may be inconsistent with any other provision therein, including making such amendments as may be necessary in the event the Seller transfers any amount of Class B Certificates, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Certificateholder.

                  This Agreement may also be amended from time to time by the Seller, the Trustee and the Custodian with the consent of the Holders of Class A Certificates (which consent of any Holder of a Class A Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate and of any Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon such Certificate), evidencing not less than 51% of the Class A Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of the Class A Specified Subordination Spread Account Balance or the Class B Specified Subordination Spread Account Balance (unless such changes are made in accordance with the terms of the Pooling and Servicing Agreement), or



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

accelerate or delay the timing of payments from the Subordination Spread Accounts, without the consent of each adversely affected Certificateholder, or
(b) reduce the aforesaid percentage of the Class A Certificate Balance which is required to consent to any such amendment, without the consent of the Holders of all Class A Certificates then outstanding. Notwithstanding the foregoing, no such amendment pursuant to clause (a) of the preceding proviso shall be made unless the rating agencies then rating the Certificates confirm that such amendment will not result in a reduction on or withdrawal of its rating of the Certificates of such class.

                  Prior to the execution of any such amendment or consent, the Seller shall provide, and the Trustee shall distribute, written notification of the substance of such amendment or consent to each of the rating agencies then rating the Certificates at least ten Business Days prior to the execution thereof.

                  Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

                  It shall not be necessary for the consent of Certificateholders pursuant to this Section 14 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Custodian may prescribe, including the establishment of record dates pursuant to paragraph number 2 of the Depository Agreement.

                  Prior to the execution of any amendment to this Agreement, the Custodian shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 13.02(i)(1) of the Pooling and Servicing Agreement. The Custodian may, but shall not be obligated to, enter into any such amendment which affects the Custodian's own rights, duties or immunities under this Agreement or otherwise.




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

         SECTION 15. ADDRESSES FOR NOTICES. All notices and other communications
                     ---------------------
hereunder shall be made at the addresses, in the manner and with the effect provided in Section 13.05 of the Pooling and Servicing Agreement; provided, however, for purposes of giving notice pursuant to this Agreement, notices to the Custodian may be addressed to the Corporate Trust Office specified in the Pooling and Servicing Agreement.

         SECTION 16. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY,
                     --------------------
AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 17. COUNTERPARTS. This Agreement may be executed in any number
                     ------------
of counterparts and by the different parties hereto on separate counterparts and may be delivered by facsimile signatures or by hand, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.




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

                  IN WITNESS WHEREOF, the Seller, the Trustee and the Custodian have caused this Agreement to be duly executed and delivered by their duly elected officers as of the 1st day of October 1997.


                                    NISSAN AUTO RECEIVABLES CORPORATION,
                                    as Seller and as initial holder of the
                                    Class B Certificates


                                    By:   /s/ Yoichiro Nagashima
                                              ---------------------------
                                      Name:   Yoichiro Nagashima
                                     Title:   President


                                    THE FUJI BANK AND TRUST COMPANY,
                                    as Custodian


                                    By:  /s/ Sharon Moore
                                             -------------------------
                                      Name:  Sharon Moore
                                     Title:  Vice President


                                   THE FUJI BANK AND TRUST COMPANY,
                                   as Trustee


                                   By: /s/ Sharon Moore
                                           --------------------------
                                     Name: Sharon Moore
                                    Title: Vice President

Acknowledged and Agreed:


NISSAN MOTOR ACCEPTANCE CORPORATION,
as Servicer


By: /s/  Katsumi Ishii
         -------------------
  Name:  Katsumi Ishii
  Title: Vice President, Finance




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